Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports First Quarter 2022 Financial Results
•Sales of $8.8 billion; Organic Sales1 Decrease 2 Percent
•Operating Margin Rate of 10.2 Percent, Segment Operating Margin Rate1 of 11.8 Percent
•Diluted Earnings per Share of $6.10
•2022 Company-Level Guidance Unchanged

FALLS CHURCH, Va. – April 28, 2022 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2022 sales of $8.8 billion, as compared with $9.2 billion in the first quarter of 2021. First quarter 2022 organic sales1 decreased 2 percent. First quarter 2022 net earnings totaled $955 million, or $6.10 per diluted share, as compared with $2.2 billion, or $13.43 per diluted share, in the first quarter of 2021. First quarter 2021 results included a net after-tax benefit of $1.1 billion, or $6.86 per diluted share, related to the IT services divestiture.
"Northrop Grumman's first quarter results reflect strong performance and were in line with our expectations," said Kathy Warden, chair, chief executive officer and president. "Recent global geopolitical events underscore the relevance of our capabilities. Our strategy remains focused on maintaining technology leadership and delivering our customers the innovative and affordable solutions they need to protect freedoms, deter broader aggression, and contain global conflicts."

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	2
Transaction-adjusted Net Earnings and Transaction-adjusted EPS
First quarter 2021 net earnings benefited from a gain on the sale of the company's IT services business. Excluding the gain on sale of the business, associated federal and state income tax expenses, transaction costs, as well as the make-whole premium for early debt redemption from first quarter 2021 net earnings, first quarter 2022 transaction-adjusted net earnings1 decreased 11 percent and transaction-adjusted EPS1 decreased 7 percent. First quarter 2022 net earnings do not include any transaction-related adjustments. Transaction-adjusted net earnings1 and transaction-adjusted EPS1 are measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to transaction-adjusted net earnings1 and transaction-adjusted EPS1:

	Three Months Ended March 31
$ in millions, except per share amounts	2022	2021
Transaction-adjusted net earnings
Net earnings	$955	$2,195
Gain on sale of business	—	(1,980)
State tax impact[2]	—	160
Transaction costs	—	32
Make-whole premium	—	54
Federal tax impact of items above[3]	—	614
Transaction adjustment, net of tax	$—	$(1,120)
Transaction-adjusted net earnings[1]	$955	$1,075

Transaction-adjusted per share data
Diluted EPS	$6.10	$13.43
Gain on sale of business per share	—	(12.11)
State tax impact per share[2]	—	0.98
Transaction costs per share	—	0.19
Make-whole premium per share	—	0.33
Federal tax impact of line items above per share[3]	—	3.75
Transaction adjustment per share, net of tax	$—	$(6.86)
Transaction-adjusted EPS[1]	$6.10	$6.57

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
3
The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2022	2021	Change
Sales
Aeronautics Systems	$2,703	$2,990	(10%)
Defense Systems	1,283	1,562	(18%)
Mission Systems	2,497	2,589	(4%)
Space Systems	2,855	2,521	13%
Intersegment eliminations	(541)	(505)
Total sales	8,797	9,157	(4%)
Operating income
Aeronautics Systems	307	308	—%
Defense Systems	155	177	(12%)
Mission Systems	385	397	(3%)
Space Systems	261	276	(5%)
Intersegment eliminations	(71)	(63)
Segment operating income[1]	1,037	1,095	(5%)
Segment operating margin rate[1]	11.8%	12.0%	(20) bps
FAS/CAS operating adjustment	(46)	19	(342%)
Unallocated corporate (expense) income:
Gain on sale of business	—	1,980	NM
IT services divestiture – unallowable state taxes and transaction costs	—	(192)	NM
Intangible asset amortization and PP&E step-up depreciation	(60)	(65)	(8%)
Other unallocated corporate income (expense)	(34)	(15)	127%
Unallocated corporate (expense) income	(94)	1,708	NM
Total operating income	$897	$2,822	NM
Operating margin rate	10.2%	30.8%	NM
Interest expense	(133)	(155)	(14%)
Non-operating FAS pension benefit	376	367	2%
Other, net	4	(18)	(122%)
Earnings before income taxes	1,144	3,016	(62%)
Federal and foreign income tax expense	189	821	NM
Effective income tax rate	16.5%	27.2%	NM
Net earnings	$955	$2,195	(56%)
Diluted earnings per share	6.10	13.43	(55%)
Weighted-average diluted shares outstanding, in millions	156.6	163.5	(4%)

Net cash used in operating activities	$(488)	$(66)	639%
Capital expenditures	(244)	(205)	19%
Adjusted free cash flow[1]	$(732)	$(271)	170%
IT services divestiture transaction costs	—	39	(100%)
Transaction-adjusted free cash flow[1]	$(732)	$(232)	216%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	4

Sales
First quarter 2022 sales decreased $360 million due, in part, to a $162 million reduction in sales related to the IT services divestiture. First quarter 2022 organic sales1 decreased $198 million, or 2 percent, primarily due to lower sales at Aeronautics Systems and Defense Systems, partially offset by higher sales at Space Systems. First quarter 2022 organic sales1 reflect the continuation from 2021 of a tightened labor market as well as some temporal COVID-19-related headwinds early in the quarter related to supply chain and labor disruption.
Operating Income and Margin Rate
First quarter 2022 operating income decreased $1.9 billion, or 68 percent, primarily due to a $2.0 billion pre-tax gain on sale and $192 million of unallocated corporate expenses recognized in the prior year associated with the IT services divestiture. Operating income also decreased due to a $65 million reduction in the FAS/CAS operating adjustment and $58 million of lower segment operating income. First quarter 2022 operating margin rate declined to 10.2 percent reflecting the items above.
Segment Operating Income and Margin Rate
First quarter 2022 segment operating income decreased $58 million, or 5 percent. First quarter 2021 segment operating income included $20 million from the IT services business, as well as a benefit of approximately $100 million due to the impact of lower overhead rates on the company’s fixed price contracts. Segment operating margin rate decreased to 11.8 percent from 12.0 percent and reflects a lower operating margin rate at Space Systems, partially offset by higher operating margin rates at Aeronautics Systems and Defense Systems.
Federal and Foreign Income Taxes
The first quarter 2022 effective tax rate decreased to 16.5 percent from 27.2 percent primarily due to additional federal income taxes in the prior year resulting from the IT services divestiture.
Cash Flows
First quarter 2022 cash used in operating activities increased $422 million, and first quarter transaction-adjusted free cash flow1 decreased $500 million, principally due to increases in trade working capital. The net use of cash during the first quarter is consistent with the company’s historical timing of operating cash flows, which are generally more heavily weighted towards the second half of the year.
Awards and Backlog
First quarter 2022 net awards totaled $8.5 billion and backlog totaled $75.8 billion. Significant first quarter new awards include $2.5 billion for restricted programs (primarily at Aeronautics Systems and Mission Systems), $1.3 billion for Commercial Resupply Service Missions, $0.7 billion for the Space Development Agency Tranche 1 Transport Layer and $0.6 billion for F-35 at Aeronautics Systems.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	5

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended March 31		%
$ in millions	2022	2021	Change
Sales	$2,703	$2,990	(10)%
Operating income	307	308	—%
Operating margin rate	11.4%	10.3%
Sales
First quarter 2022 sales decreased $287 million, or 10 percent, due to lower volume in both Manned Aircraft and Autonomous Systems, including restricted programs and the E-2, Triton and F/A-18 production programs.
Operating Income
First quarter 2022 operating income was comparable to the prior year period. Operating margin rate increased to 11.4 percent from 10.3 percent primarily due to a $67 million favorable EAC adjustment on the engineering, manufacturing and development phase of the B-21 program largely related to performance incentives, partially offset by the previously described overhead rate benefit to fixed price contracts in the prior year.

DEFENSE SYSTEMS	Three Months Ended March 31		%
$ in millions	2022	2021	Change
Sales	$1,283	$1,562	(18)%
Operating income	155	177	(12)%
Operating margin rate	12.1%	11.3%
Sales
First quarter 2022 sales decreased $279 million due, in part, to a $106 million reduction in sales related to the IT services divestiture. First quarter 2022 organic sales1 decreased $173 million, or 12 percent, principally due to lower scope on an international training program as well as lower volume on the Advanced Anti-Radiation Guided Missile (AARGM) and Precision Guided Kit (PGK) programs due to timing of ramp-up on follow-on production lots. These reductions were partially offset by higher volume on an international weapons program.
Operating Income
First quarter 2022 operating income decreased $22 million, or 12 percent, due, in part, to a $14 million reduction in operating income related to the IT services divestiture. Lower organic sales volume was partially offset by a higher operating margin rate, which increased to 12.1 percent from 11.3 percent primarily due to improved performance at Battle Management and Missile Systems.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	6

MISSION SYSTEMS	Three Months Ended March 31		%
$ in millions	2022	2021	Change
Sales	$2,497	$2,589	(4)%
Operating income	385	397	(3)%
Operating margin rate	15.4%	15.3%
Sales
First quarter 2022 sales decreased $92 million due, in part, to a $42 million reduction in sales related to the IT services divestiture. First quarter 2022 organic sales1 decreased $50 million, or 2 percent, primarily due to lower volume on Navigation, Targeting and Survivability programs, as well as lower volume on airborne radar and electronic warfare programs. These decreases were partially offset by an increase in restricted sales, higher volume on the Ground/Air Task-Oriented Radar program, as well as higher intercompany volume largely related to ramp-up on the Ground Based Strategic Deterrent (GBSD) program.
Operating Income
First quarter 2022 operating income decreased $12 million, or 3 percent, principally due to lower sales. Operating margin rate was comparable to the prior year period and reflects improved performance on Maritime/Land Systems and Sensors and Navigation, Targeting and Survivability programs, partially offset by the previously described overhead rate benefit to fixed price contracts in the prior year.

SPACE SYSTEMS	Three Months Ended March 31		%
$ in millions	2022	2021	Change
Sales	$2,855	$2,521	13%
Operating income	261	276	(5)%
Operating margin rate	9.1%	10.9%
Sales
First quarter 2022 sales increased $334 million, or 13 percent, and includes a $16 million reduction in sales related to the IT services divestiture. First quarter 2022 organic sales1 increased $350 million, or 14 percent, due to higher sales in both the Launch & Strategic Missiles and Space business areas. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $130 million increase on the Next Generation Interceptor program and a $117 million increase on GBSD. Space sales were driven by higher volume on CRS and restricted programs, partially offset by lower volume on the James Webb Space Telescope after its successful launch in December 2021.
Operating Income
First quarter 2022 operating income decreased $15 million, or 5 percent, due to a lower operating margin rate, partially offset by higher sales volume. Operating margin rate decreased to 9.1 percent from 10.9 percent primarily due to lower net EAC adjustments on commercial space programs as well as the previously described overhead rate benefit to fixed price contracts in the prior year.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	7

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2022 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s 2022 financial guidance and outlook beyond 2022 reflect what the company currently anticipates will be the impacts on the company from the global COVID-19 pandemic (including related effects on the broader economic environment), based on what the company understands today and what the company has experienced to date. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, including the potential impact of another variant of COVID-19, another surge of cases, or a prolonged recovery period, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-K and in the recent Form 10-Q, and among other factors, disruptions to the company’s operations or those of its customers, supply chain and logistics challenges, effects on the labor market and our workforce, including labor shortages, vaccine mandates and other evolving government requirements, additional liabilities, disruptions in the financial markets and inflation, impacts on programs or payments, and changes in our customers' priorities, resources and requirements, relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, global events, such as the conflict in Ukraine, and the government budget, appropriations and procurement priorities and processes can impact our customers, programs and financial results. These events, priorities and processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, extraordinary measures taken in connection with a breach, changes in support for our programs, or changes in federal corporate tax or securities laws and regulations, can impact the company's ability to achieve guidance or meet expectations.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	8

2022 Guidance
($ in millions, except per share amounts)	As of 1/27/2022			As of 4/28/2022
Sales	~36,200	—	~36,600	~36,200	—	~36,600

Segment operating margin %[1]	11.7	—	11.9	11.7	—	11.9
Total net FAS/CAS pension adjustment[2]	~1,310			~1,310
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~240			~240
Other items	~270			~270
Operating margin %	9.8	—	10.0	9.8	—	10.0
Interest expense	~540			~540
Effective tax rate %	~17.0			~17.0
Weighted average diluted shares outstanding	~155			~155

Transaction-adjusted EPS[1]	24.50	—	25.10	24.50	—	25.10
Transaction-adjusted free cash flow[1] assuming section 174 tax deferral	~2,500	—	~2,800	~2,500	—	~2,800
Transaction-adjusted free cash flow[1] based on current tax law	~1,500	—	~1,800	~1,500	—	~1,800

2022 Sector Guidance
	As of 1/27/2022		As of 4/28/2022
	Sales ($B)	OM Rate %	Sales ($B)	OM Rate %
Aeronautics Systems	Mid to High $10	~10%	Mid to High $10	~10%
Defense Systems	High $5	High 11%	Mid to High $5	High 11%
Mission Systems	Mid $10	Low 15%	Mid $10	Low 15%
Space Systems	Mid $11	Low 10%	Mid to High $11	Low 10%
Eliminations	$(2.1)	Mid to High 12%	Low ($2)	Mid to High 12%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $170 million of expected CAS pension expense and $370 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $1,510 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $1,310 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	9

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on April 28, 2022. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a technology company, focused on global security and human discovery. Our pioneering solutions equip our customers with capabilities they need to connect, advance and protect the U.S. and its allies. Driven by a shared purpose to solve our customers' toughest problems, our 90,000 employees define possible every day.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2021 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic and the related effects on the broader economic environment, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly, including related to hostilities and other global events
•the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	10

•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC and other regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally
•environmental matters, including unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•impacts of the COVID-19 pandemic (or future health epidemics, pandemics or similar outbreaks), including potential new variants, case surges or prolonged recovery periods, their effects on the broader environment, and varying related government requirements, on: our business, our ability to maintain a qualified and productive workforce, work slowdowns or stoppages, labor shortages, supply chain and logistics challenges, costs we cannot recover and liabilities for which we are not compensated, performance challenges (including cost and schedule), government funding, changes in government acquisition priorities and processes, government payment rules and practices, insurance challenges, and potential impacts on access to capital, the markets and the fair value of our assets
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the ability to maintain a qualified workforce with the required security clearances and requisite skills
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components
•climate change, its impacts on our company, our operations and our stakeholders (employees, suppliers, customers, shareholders and regulators), and changes in laws, regulations and priorities related to greenhouse gas emissions and other climate change related concerns
•our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	11

General and Other Risk Factors
•the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	12

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2022	2021
Sales
Product	$6,841	$7,022
Service	1,956	2,135
Total sales	8,797	9,157
Operating costs and expenses
Product	5,380	5,690
Service	1,544	1,727
General and administrative expenses	976	898
Total operating costs and expenses	7,900	8,315
Gain on sale of business	—	1,980
Operating income	897	2,822
Other (expense) income
Interest expense	(133)	(155)
Non-operating FAS pension benefit	376	367
Other, net	4	(18)
Earnings before income taxes	1,144	3,016
Federal and foreign income tax expense	189	821
Net earnings	$955	$2,195

Basic earnings per share	$6.12	$13.46
Weighted-average common shares outstanding, in millions	156.0	163.1
Diluted earnings per share	$6.10	$13.43
Weighted-average diluted shares outstanding, in millions	156.6	163.5

Net earnings (from above)	$955	$2,195
Other comprehensive loss, net of tax
Change in unamortized prior service credit	(1)	(2)
Change in cumulative translation adjustment and other, net	(2)	(1)
Other comprehensive loss, net of tax	(3)	(3)
Comprehensive income	$952	$2,192

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	13

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$2,174	$3,530
Accounts receivable, net	1,713	1,467
Unbilled receivables, net	6,118	5,492
Inventoried costs, net	838	811
Prepaid expenses and other current assets	713	1,126
Total current assets	11,556	12,426
Property, plant and equipment, net of accumulated depreciation of $6,961 for 2022 and $6,819 for 2021	8,017	7,894
Operating lease right-of-use assets	1,702	1,655
Goodwill	17,523	17,515
Intangible assets, net	533	578
Deferred tax assets	220	200
Other non-current assets	2,352	2,311
Total assets	$41,903	$42,579

Liabilities
Trade accounts payable	$2,050	$2,197
Accrued employee compensation	1,532	1,993
Advance payments and billings in excess of costs incurred	2,876	3,026
Other current liabilities	2,392	2,314
Total current liabilities	8,850	9,530
Long-term debt, net of current portion of $7 for 2022 and $6 for 2021	12,825	12,777
Pension and other postretirement benefit plan liabilities	2,979	3,269
Operating lease liabilities	1,661	1,590
Deferred tax liabilities	310	490
Other non-current liabilities	1,991	1,997
Total liabilities	28,616	29,653

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2022—155,581,611 and 2021—156,284,423	156	156
Paid-in capital	—	—
Retained earnings	13,277	12,913
Accumulated other comprehensive loss	(146)	(143)
Total shareholders’ equity	13,287	12,926
Total liabilities and shareholders’ equity	$41,903	$42,579

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	14

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2022	2021
Operating activities
Net earnings	$955	$2,195
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	303	294
Stock-based compensation	18	18
Deferred income taxes	(201)	1
Gain on sale of business	—	(1,980)
Net periodic pension and OPB income	(298)	(272)
Pension and OPB contributions	(36)	(38)
Changes in assets and liabilities:
Accounts receivable, net	(246)	(253)
Unbilled receivables, net	(626)	(357)
Inventoried costs, net	(27)	(101)
Prepaid expenses and other assets	16	(38)
Accounts payable and other liabilities	(732)	(589)
Income taxes payable, net	361	1,028
Other, net	25	26
Net cash used in operating activities	(488)	(66)

Investing activities
Divestiture of IT services business	—	3,400
Capital expenditures	(244)	(205)
Other, net	(5)	1
Net cash (used in) provided by investing activities	(249)	3,196

Financing activities
Payments of long-term debt	—	(2,200)
Common stock repurchases	(318)	(2,000)
Cash dividends paid	(251)	(238)
Payments of employee taxes withheld from share-based awards	(48)	(30)
Other, net	(2)	(52)
Net cash used in financing activities	(619)	(4,520)
Decrease in cash and cash equivalents	(1,356)	(1,390)
Cash and cash equivalents, beginning of year	3,530	4,907
Cash and cash equivalents, end of period	$2,174	$3,517

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	15

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
ORGANIC SALES1
(Unaudited)

	Three Months Ended March 31
	2022			2021
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$2,703	$—	$2,703	$2,990	$—	$2,990	(10)%
Defense Systems	1,283	—	1,283	1,562	(106)	1,456	(12)%
Mission Systems	2,497	—	2,497	2,589	(42)	2,547	(2)%
Space Systems	2,855	—	2,855	2,521	(16)	2,505	14%
Intersegment eliminations	(541)	—	(541)	(505)	2	(503)
Total	$8,797	$—	$8,797	$9,157	$(162)	$8,995	(2)%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	16

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	March 31, 2022			December 31, 2021	% Change in 2022
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$8,906	$8,735	$17,641	$18,277	(3)%
Defense Systems	5,404	737	6,141	6,349	(3)%
Mission Systems	9,960	4,055	14,015	14,306	(2)%
Space Systems	6,828	31,168	37,996	37,114	2%
Total backlog	$31,098	$44,695	$75,793	$76,046	—%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	17

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2022	2021
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$(46)	$19
Non-operating FAS pension benefit	376	367
Total net FAS/CAS pension adjustment	330	386
Tax effect[1]	(83)	(97)
After-tax impact	$247	$289
Weighted-average diluted shares outstanding, in millions	156.6	163.5
Per share impact	$1.58	$1.77

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(60)	$(65)
Tax effect[1]	15	16
After-tax impact	$(45)	$(49)
Weighted-average diluted shares outstanding, in millions	156.6	163.5
Per share impact	$(0.29)	$(0.30)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	18

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
Transaction-adjusted net earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. Transaction-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Transaction-adjusted EPS: Diluted earnings per share excluding the per share impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses. Transaction-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Organic sales: Total sales excluding sales attributable to the company's IT services divestiture. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity. Organic sales is reconciled in Schedule 4 of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2022 Financial Results	19

such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
Transaction-adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use transaction-adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Transaction-adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com